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OWOSSO CORPORATION
EXHIBIT 11
COMPUTATION OF PER SHARE EARNINGS
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                                                                            2002                2001              2000
BASIC:

Net income (loss) available for common shareholders                         $ 3,849,000       $(17,607,000)      $ (14,793,000)
                                                                      ------------------  ------------------------------------

Weighted average number of
          common shares outstanding                                           5,824,000          5,866,000           5,844,000
                                                                      ------------------  ------------------------------------

Basic income (loss) per common share                                        $      0.66       $      (3.00)      $       (2.53)
                                                                      ------------------  ------------------------------------


DILUTED:

Net income (loss) available for common shareholders                         $ 3,849,000       $(17,607,000)      $ (14,793,000)
                                                                      ------------------  ------------------------------------

Weighted average number of
          common shares outstanding                                           5,824,000          5,866,000           5,844,000

Dilutive effect of stock options                                                      -                  -                   -
                                                                      ------------------  ------------------------------------

Weighted average number of shares outstanding                                 5,824,000          5,866,000           5,844,000
                                                                      ------------------  ------------------------------------

Diluted income (loss) per common share                                      $      0.66            $ (3.00)            $ (2.53)
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